Exhibit 99.2





                                   CERTIFICATE
                                 furnished under
                 Section 906 of the Sarbanes-Oxley Act of 2002.

     I, Warner L. Baxter, chief financial officer of Union Electric Company, hereby certify that to the best of my knowledge, the accompanying Report of Union Electric Company on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Union Electric Company.



                                                  /s/ Warner L. Baxter
                                                  ------------------------------
                                                  Warner L. Baxter
                                                  Senior Vice President, Finance
                                                  (Principal Financial Officer)

Date:  May 14, 2003



A signed original of this written statement required by Section 906 has been provided to Union Electric Company and will be retained by Union Electric Company and furnished to the Securities and Exchange Commission or its staff upon request.